Exhibit 99.1
REVOCABLE PROXY
Meadowbrook Insurance Group, Inc.
Special Meeting of Shareholders
     The undersigned hereby appoints                      and                      of Meadowbrook Insurance Group, Inc. (“Meadowbrook”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote as designated herein all shares of common stock of Meadowbrook that the undersigned is entitled to vote at Meadowbrook’s Special Meeting of Shareholders (the “Meeting”), to be held on                     , 2008, at Meadowbrook’s corporate headquarters, 26255 American Drive, Southfield, Michigan, at _:00 ___.m., local time, and any and all adjournments and postponements thereof, as follows:
1.	The approval and adoption of the Agreement and Plan of Merger, dated as of February 20, 2008 (the “Merger Agreement”), between Meadowbrook Insurance Group, Inc., MBKPC Corp. and ProCentury Corporation and approval of the transactions it contemplates (including the issuance of Meadowbrook common stock).

☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” approval
and adoption of the Merger Agreement and approval of the transactions it contemplates.
2.	The approval to adjourn or postpone the Meeting in the event that an insufficient number of shares is present in person or by proxy to approve and adopt the Merger Agreement and approve the transactions it contemplates.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.
(continued and to be signed on the reverse side)

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS IT CONTEMPLATES AND FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     This proxy may be revoked at any time before it is voted by: (i) sending to Meadowbrook before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to Meadowbrook at or before the Meeting; or (iii) giving notice of revocation at the Meeting (although attendance at the Meeting will not, without any further action on your part, constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from Meadowbrook, prior to the execution of this proxy, of Notice of the Special Meeting and a Joint Proxy Statement-Prospectus.
     Date:                    , 2008

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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